UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2016
____________________

LANDCADIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

____________________

Delaware	001-37788	26-3828008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 West Loop South Houston, Texas 77027

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 713-850-1010

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2016, the board of directors (the “Board”) of Landcadia Holdings, Inc. (the “Company”) elected G. Michael Stevens to the Board as a Class I director, with a term expiring at the Company’s first annual general meeting, or until his successor is duly elected and qualified or his earlier resignation or removal. The Board appointed Mr. Stevens, who was determined to be an “independent director” as defined in the applicable rules of the NASDAQ Capital Market, to serve as a member and as Chairman of the audit committee of the Board (the “Audit Committee”) and as a member of the compensation committee of the Board (the “Compensation Committee”). In connection with such appointment, Richard Handler resigned as a member of the Audit Committee, Tilman J. Fertitta resigned as a member of the Compensation Committee and the Board appointed Mark Kelly to serve as Chairman of the Compensation Committee. As a result, the Audit Committee is presently comprised of Messrs. Fertitta, Kelly and Stevens, with Mr. Stevens serving as its Chairman, and the Compensation Committee is presently comprised of Messrs. Kelly and Stevens, with Mr. Kelly serving as its Chairman.

On August 23, 2016, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Stevens, pursuant to which the Company has agreed to provide contractual indemnification, in addition to the indemnification provided in the Company’s Second Amended and Restated Certificate of Incorporation, against liabilities that may arise by reason of his service on the Board, and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified.

On August 23, 2016, the Company entered into a letter agreement with Mr. Stevens (the “Letter Agreement”) on substantially the same terms as the form of letter agreement previously entered into by and between the Company and each of its other directors in connection with the Company’s initial public offering.

The Company has filed herewith as Exhibits 10.1 and 10.2 the Indemnification Agreement and the Letter Agreement, which Exhibits are incorporated by reference herein, and the foregoing descriptions of the Indemnification Agreement and the Letter Agreement are qualified in their entirety by reference thereto.

There are no arrangements or understandings between Mr. Stevens and any other persons pursuant to which Mr. Stevens was selected as a director of the Company. There are no family relationships between Mr. Stevens and any of the Company’s other directors or executive officers and Mr. Stevens has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The Company incorporates by reference the Exhibit Index following the signature page to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDCADIA HOLDINGS, INC.

	By:	/s/ Richard H. Liem
Name: Richard H. Liem
Title: Vice President and Chief Financial Officer

Dated: August 23, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Indemnification Agreement, dated as of August 23, 2016, by and between the Company and G. Michael Stevens.
10.2	Letter Agreement, dated August 23, 2016, by and between the Company and G. Michael Stevens.